Exhibit 10(e)

ARROW ELECTRONICS, INC.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

Effective October 1, 2004, as amended and restated effective January 1, 2009 and January 1, 2018, as further amended and restated effective July 1, 2018

Adopted by action of the Arrow Electronics, Inc. Management Pension and
Investment Oversight Committee on June 21, 2018

Exhibit 10(e)

TABLE OF CONTENTS

Page

ARTICLE I PURPOSE AND DEFINITIONS	1
1.1 Purpose of Restatement	1
1.2 Construction	1
1.3 Definitions	2
ARTICLE II PARTICIPATION	7
ARTICLE III DEFERRAL ELECTIONS	8
3.1 Elections to Defer Compensation	8
3.2 Time and Form of Election	8
3.3 Irrevocability	9
ARTICLE IV PARTICIPANT ACCOUNTS	10
4.1 Deferral Accounts	10
4.2 Fund Elections	10
4.3 Adjustment of Fund Subaccounts	11
ARTICLE V DISTRIBUTIONS	12
5.1 Separation from Service	12
5.2 Distribution on Death	12
5.3 Emergency Distribution	12
5.4 Medium of Distribution	13
5.5 Actual Payment Date	13
5.6 Payment to Incompetent	13
5.7 Doubt as to Right to Payment	14
5.8 Acceleration generally prohibited	14
5.9 Delays to comply with Securities and other Laws	14
ARTICLE VI ADMINISTRATION	14
6.1 Committee	15
6.2 Powers and Duties of the Committee	15
6.3 Delegation of Authority; Appointment of Agents	16
6.4 Compensation, Expenses and Indemnity	16
6.5 Disputes	17
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Exhibit 10(e)

6.6 Liability, Limited; Indemnification	18
ARTICLE VII MISCELLANEOUS	19
7.1 Unsecured General Creditor	19
7.2 Restriction Against Assignment	19
7.3 Amendment, Modification, Suspension or Termination	19
7.4 Governing Law	20
7.5 Data	20
7.6 Severability	20
7.7 Headings	20
7.8 Usage	20
7.9 Grantor Trust Agreement/Change of Control	20
7.10 Administrative Processing Considerations	21
7.11 Correction of Error	21
APPENDIX A NON-EMPLOYEE DIRECTORS DEFERRED STOCK UNIT PLAN	23

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48661396.1

Exhibit 10(e)
ARROW ELECTRONICS, INC.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

Effective October 1, 2004, as amended and restated effective January 1, 2009 and January 1, 2018, and as further amended and restated effective July 1, 2018

ARROW ELECTRONICS, INC., a New York corporation having its principal offices at 9201 E. Dry Creek Road, Centennial, Co 80112 (the “Company”), hereby adopts this amended and restated Arrow Electronics, Inc. Non-Employee Directors Deferred Compensation Plan, effective July 1, 2018 except as otherwise provided.

ARTICLE I
PURPOSE AND DEFINITIONS

1.1    Purpose of Restatement. Pursuant to direction of the Compensation Committee of Arrow Electronics, Inc. (the “Company”) at a meeting on September 21, 2004, a deferred compensation plan for non-employee directors (“Plan”) was established effective October 1, 2004 as a separate component of the Arrow Electronics, Inc. Executive Deferred Compensation Plan. For the period January 1, 2005 through December 31, 2008, deferrals were authorized, made and administered in accordance with revised Plan terms intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and regulations and guidance thereunder (“Regulations”). Effective January 1, 2009 with respect to all deferrals since its original October 1, 2004 effective date and not previously distributed, the Plan was amended and restated in order to reflect the requirements of the final regulations under Section 409A. Effective January 1, 2018, the Plan was amended and restated to provide clarification with respect to deferrals under the Non-Employee Directors Deferred Stock Unit Plan. Effective July 1, 2018, the Plan was amended and restated to update certain administrative procedures described in the Plan.
1.2    Construction. This Plan shall be administered and interpreted in accordance with Section 409A and the Regulations. Accordingly, no provision hereof shall be construed in any manner that would violate Section 409A or the Regulations nor (to the maximum extent permitted by law) shall any provision of the Plan inconsistent with Section 409A or the Regulations be valid or given any effect whatsoever.

48661396.1

Exhibit 10(e)
1.3    Definitions. Whenever the following words and phrases are used in this Plan with the first letter capitalized, they shall have the meanings specified below unless the context clearly requires otherwise.
(a)    “Account” or “Accounts” shall mean all of such accounts as are specifically authorized for inclusion in this Plan.
(b)    “Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant on the form prescribed for the purpose by the Committee by the filing thereof in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death, subject to the following:
(i)    No beneficiary designation shall become effective until it is filed with the Committee or its designee.
(ii)    Any designation shall be revocable at any time through filing of a new beneficiary designation form in accordance with procedures established by the Committee with or without the consent of the previous Beneficiary.
(iii)    If a Participant designates more than one beneficiary in a particular class (primary or contingent) and one but not all of the beneficiaries in that class dies before the Participant (or ceases to qualify as Beneficiary pursuant to clause (vii) below), the deceased beneficiary's share shall be paid to other beneficiaries of the same class unless otherwise specified by the Participant in his or her designation of beneficiary.
(iv)    If no designation of beneficiary has been made in accordance with the foregoing, or if there is no surviving designated primary or contingent Beneficiary, then the Participant’s surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the

48661396.1

Exhibit 10(e)
Participant’s death), then “Beneficiary” shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.
(v)    In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (A) to that person’s living parent(s) to act as custodian, (B) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (C) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.
(vi)    If a designated Beneficiary as determined under the foregoing cannot be located within two years following the date as of the Participant’s death, such Beneficiary shall be treated as having predeceased the Participant, for purposes of the forgoing.
(vii)    Except to the extent otherwise provided in an applicable and binding domestic relations order, a designation of the Participant’s spouse as Beneficiary will automatically be cancelled if the marriage terminates by divorce or is annulled or such a legal separation order is issued unless the designation clearly states that the individual named as Beneficiary is to continue as such following termination of the marriage or such separation.

(viii)    A single beneficiary designation (and form for making such designation) shall apply for purposes of each of this Plan, and the Non-Employee Directors Deferred Stock Unit Plan and its predecessor Non-Employee Director Deferral Plan (“Stock Unit Plan”). Notwithstanding anything herein to the contrary, in the event that a Participant had a beneficiary designation in effect under the Stock Unit Plan prior to his or her designation of beneficiary under this Plan, the beneficiary or beneficiaries so designated shall be the Participant’s Beneficiary under this Plan unless and until the Participant shall designate another Beneficiary in accordance with the foregoing provisions of this Section 1.3(b).

48661396.1

Exhibit 10(e)
(c)    “Board of Directors” or “Board” shall mean the Board of Directors of Company, or any duly authorized committee thereof.
(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(e)    “Committee” shall mean the Committee appointed to administer the Plan in accordance with Article VI.
(f)    “Company” shall mean Arrow Electronics, Inc., a New York corporation, or any successor thereof that adopts this Plan.
(g)    “Compensation” shall mean all Board and committee meeting fees payable to a Director, and any annual retainer payable for a Plan Year beginning after the Effective Date, determined in each case before reduction for amounts deferred under the Plan or the Company’s Non-Employee Directors Deferred Stock Unit Plan. Compensation does not include expense reimbursements, incentive stock awards or any form of noncash compensation or benefits.
(h)    “Deferral Account” shall mean the bookkeeping account maintained for each Participant that is credited with amounts equal to the portion of the Participant’s Compensation that he or she elects to defer, as adjusted for earnings and losses from the deemed investment of such amounts pursuant to Article IV.
(i)    “Director” shall mean a non-employee director of the Company.
(j)    “Distributable Amount” shall mean the balance in the Participant’s Deferral Account (if any).
(k)    “Effective Date” shall mean October 1, 2004.
(l)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
(m)    “Fund” shall mean an investment fund that the Committee selected to use as a basis for determining the adjustments to be made to a Participant’s Deferral Account in accordance with Section 4.2.

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Exhibit 10(e)
(n)    “Fund Subaccount” shall mean a subaccount established pursuant to Section 4.2 to account for amounts whose Investment Adjustment is determined to particular Fund.
(o)    “Investment Adjustment” shall mean, for each Fund in which a Participant’s Account is deemed invested pursuant to Section 4.2, an amount equal to the net gain or loss on the assets of such Fund.
(p)    “Participant” shall mean any Director who becomes a Participant in this Plan in accordance with Article II.
(q)    “Plan” shall mean this Arrow Electronics, Inc. Non-Employee Directors Deferred Compensation Plan, as it may be amended from time to time.
(r)    “Plan Year” or “Year” shall mean the short plan year October 1, 2004 to December 31, 2004 and thereafter January 1 to December 31.
(s)    “Plan Year Account” shall mean an Account for a Participant reflecting all deferrals by the Participant for a particular Plan Year.
(t)    “Separation from Service” shall mean separation from service as a Director by a Participant who immediately thereafter neither performs nor is expected to perform services for the Company or any Subsidiary in any other capacity or who otherwise separates from service within the meaning of Treasury Regulation §1.409A-1(h).
(u)    “Subsidiary” shall mean a subsidiary or affiliate that is a member of the same controlled group as the Company within the meaning of section 414(b) or (c) of the Code.
(v)    “Trust” shall mean any rabbi trust that the Company in its sole discretion may establish to assist in meeting the Company’s obligations under the Plan.
(w)    “Trustee” shall mean the trustee of the Trust.
(x)    “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant resulting from an illness or accident of the Participant or the Participant’s spouse or dependent (as defined in section 152 of the Code without regard to section 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural

48661396.1

Exhibit 10(e)
disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or his spouse or dependent as determined in accordance with Treasury Regulation § 1.409A-3(i)(3) (and which shall not include purchase of a home or the payment of tuition). Whether a Participant is faced with an unforeseeable emergency permitting a distribution under this paragraph is to be determined by the Board of Directors based on the relevant facts and circumstances, but, in any case, a distribution on account of unforeseeable emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan and any other plan providing for elective deferrals.

48661396.1

Exhibit 10(e)
ARTICLE II
PARTICIPATION

A Director shall become a Participant in the Plan by completing all forms as required by the Committee (which may, in the discretion of the Committee, include an application for a variable life insurance policy referenced in Section 4.2(a)).

48661396.1

Exhibit 10(e)
ARTICLE III
DEFERRAL ELECTIONS

3.1    Elections to Defer Compensation. A Director shall be entitled to defer Compensation in accordance with and subject to the conditions of this Article III, by filing with the Committee a deferral election in such form and manner and at such time permitted under this Article III as the Committee shall prescribe.
3.2    Time and Form of Election. A deferral election with respect to any applicable category of Compensation for a Plan Year (or portion thereof), namely the Director’s annual retainer or meeting fees, respectively, may be made as any whole percentage of such Compensation up to one-hundred (100%) percent. The time for making any such election shall be as follows:
(a)    2004 Election. An individual who is a Director on the Effective Date may elect by election duly filed with (and received by) the Committee on or before November 12, 2004, to defer all or a portion of his or her fees for Board or committee meetings from November 12, 2004 to December 31, 2004.
(b)    Election Deadline. An individual who is a Director as of the first day of any Plan Year beginning on or after January 1, 2005 may elect to defer his or her Compensation for such Plan Year, based on procedures established by the Committee, no later than December 1 of the immediately preceding Plan Year (or such later date as the Committee may authorize in its sole discretion, but not later than December 31 of such immediately preceding Plan Year).
(c)    Evergreen Election. A Director’s deferral election for a Plan Year beginning on or after January 1, 2005 shall apply to all subsequent Plan Years during which the Director is eligible to participate in the Plan unless and to the extent such election is revoked and/or a new and different election is made by the Director, no later than the deadline applicable under paragraph (b) above to such subsequent Plan Year.
(d)    New Mid-Year Eligibles. An individual who first becomes a Director as of a date other than the first day of a Plan Year (and who was not previously eligible to participate in any other elective account balance nonqualified deferred compensation plan maintained by the Company or a Subsidiary for Directors or other independent contractors) (“a “Similar Plan”) may elect, based on procedures established by the Committee within the thirty (30) day period commencing on such date,

48661396.1

Exhibit 10(e)
to defer his or her Compensation, earned during the portion of such Plan Year after the date of such election. The Committee may, in its discretion, extend the application of this Section 3.2(d) to one or more individuals who were formerly eligible to participate in the Plan or any Similar Plan but who ceased to be so eligible and who may be treated as newly eligible Directors under Treasury Regulation §1.409A-2(a)(7).
3.3    Irrevocability. A Participant’s deferral election under this Article III shall be irrevocable after the last date prescribed under Section 3.2 for the making of such election; provided, however, that such election may be revoked with the consent of the Board of Directors as part of a determination that an Unforeseeable Emergency exists permitting distribution under Section 5.3 hereof.

48661396.1

Exhibit 10(e)
ARTICLE IV
PARTICIPANT ACCOUNTS

4.1    Deferral Accounts.
(a)    Establishment of Plan Year Accounts. The Committee shall establish and maintain a Deferral Account for each Participant under the Plan, which shall be subdivided into a separate Plan Year Account for each Plan Year with respect to which the Participant elected to defer Compensation hereunder.
(b)    Deferrals Credited to Fund Subaccounts. Each Plan Year Account shall be further divided into separate subaccounts (“Fund Subaccounts”), each of which corresponds to a Fund elected by the Participant pursuant to Section 4.2(b). The Committee shall credit each Fund Subaccount within the Participant’s Plan Year Account for that Year with an amount equal to the Compensation (or portion thereof in whole percentages) so withheld and deferred that the Participant has elected to be deemed invested in the Fund associated with such Subaccount.
(c)    Deferral Account Fully Vested. A Participant shall be 100% vested in his or her Deferral Account at all times.
4.2    Fund Elections.
(a)    Committee Selection of Available Funds. The Committee shall select from time to time, in its sole and absolute discretion, commercially available investment funds, which may either be free-standing or components of variable life insurance policies, to serve as Funds in which a Participant may deem his or her Deferral Account invested pursuant to Section 4.2(b) and (c) below. The investment return (positive or negative) calculated by the Committee and its recordkeeper for each such investment fund shall be used to determine the Investment Adjustment to be credited or charged (as the case may be) to the portion of the Participant’s Account deemed invested in the corresponding Fund.
(b)    Designation of Fund for Deemed Investment of Current Deferrals. Each Participant shall designate, in accordance with procedures prescribed by the Committee, the Fund (or Funds, which shall be designated in whole percentage increments) in which his or her deferrals for each Plan Year will be deemed to be invested for purposes of determining the Investment Adjustment to be credited or charged with respect thereto.

48661396.1

Exhibit 10(e)
(c)    Designation of Fund for Deemed Investment of Plan Year Account Balances. In accordance with procedures prescribed by the Committee, a Participant may change each of the Fund allocations of his or her Accounts each business day prior to distribution thereof. Separate changes may be made for the Participant’s Plan Year Account for each Plan Year.
(d)    Default Rule. If no valid designation of a Fund is in effect for a Participant’s Account or any portion thereof, the money market type of investment fund shall be deemed elected with respect thereto.
4.3    Adjustment of Fund Subaccounts. Each business day prior to the valuation date applicable under Article V to payment in respect thereof, each Fund Subaccount within a Participant’s Deferral Account (i) shall be credited or charged (as the case may be) with (i) an amount determined by multiplying the balance credited to such Subaccount as of the prior day, plus deferrals credited that day to such Subaccount, by the Investment Adjustment for the Fund to which such Subaccount relates, (ii) shall be credited with any transfer to such Fund Subaccount from another such Subaccount, and charged with any transfer from such Fund Subaccount to another such Subaccount, and (iii) shall be charged with the amount of any payments therefrom under the Plan.

48661396.1

Exhibit 10(e)
ARTICLE V
DISTRIBUTIONS

5.1    Separation from Service. Upon a Participant’s Separation from Service, a lump sum payment shall be made to the Participant within the 90-day period beginning on the fifteenth (15th) day of the month following the end of the month in which such event occurs, in an amount equal to the balance credited to the Participant’s Accounts as of the last day of the month in which such event occurs.
5.2    Distribution on Death. If a Participant dies while a Director, or after the Participant’s Separation from Service but prior to the completion of all payments in respect of his or her Accounts under the Plan, the total undistributed balance of such Accounts shall be paid to his or her Beneficiary in a lump sum within the 90-day period beginning on the fifteenth (15th) day of the month following the month in which death occurs, in an amount based on the balance of the Participant’s Accounts on the last day of the month preceding payment. Payment by the Company pursuant to any unrevoked and valid Beneficiary designation under Section 1.3(b), or to the person or persons entitled thereto under Section 1.3(b) in the absence of such a designation, shall terminate any and all liability of the Company with respect thereto.
5.3    Emergency Distribution. A Participant shall be permitted to elect an Emergency Distribution from his or her Accounts in the sole discretion of the Board of Directors (“Board”), in which decision the Participant shall not participate, subject to the following restrictions:
(a)    The election to take an Emergency Distribution shall be made by filing a form provided and filed pursuant to procedures established by the Board.
(b)    The Board shall have made a determination that an Unforeseeable Emergency exists.
(c)    The amount determined by the Board as an Emergency Distribution shall be paid in a single cash lump sum on the last day of the calendar month in which the Emergency Distribution election is made and approved by the Board.
(d)    If a Participant receives an Emergency Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year and the following Plan Year.

48661396.1

Exhibit 10(e)
5.4    Medium of Distribution. All distributions under the Plan shall be made in cash.
5.5    Actual Payment Date. The provisions hereof for payment within a specified period shall be construed and may be applied as the Committee (including the Plan recordkeeper) deems necessary or advisable and in accordance with applicable provisions of the Regulations, including without limitation Treasury Regulation §1.409A-3(d), without liability to any Participant or Beneficiary by reason thereof. In the event that payment is delayed by reason of a failure of the Participant or Beneficiary to provide and keep on file with the Committee the information that is necessary to effect payment by such month-end, the Committee shall have complete discretion to determine whether payment shall be made in the same amount as if payment had been made on the date initially scheduled or to adjust the Accounts of the Participant or Beneficiary during the period of delay up to the end of the month preceding the date on which payment is actually made.
5.6    Payment to Incompetent. If any Participant or Beneficiary entitled to benefits under the Plan shall be legally incompetent, or in the sole judgment of the Committee is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, such benefits may be paid in one or more of the following ways, as the Committee in its sole discretion shall determine:
(a)    To the legal representatives of the Participant or Beneficiary;
(b)    Directly to such Participant or Beneficiary;
(c)    To the spouse or guardian of such Participant or Beneficiary or such other person found by the Committee, in its sole judgment, to have assumed the care of such Participant or Beneficiary.
If a Beneficiary is a minor, payment of such benefits shall be made as described in Section 1.3 (b)(v).
Payment to any person in accordance with these provisions will, to the extent of the payment, discharge the Company’s obligation with respect thereto, and none of the foregoing or the Committee will be required to see to the proper application of any such payment. Without in any manner limiting these provisions, in the event that any amount is payable hereunder to any incompetent Participant or Beneficiary described above, the Committee may in its discretion utilize the procedures described in Section 5.7.

48661396.1

Exhibit 10(e)
5.7    Doubt as to Right to Payment. If any doubt exists as to the right of any person to any benefits hereunder or the amount of time of payment of such benefits (including, without limitation, any case of doubt as to identity, or any case in which notice has been received from any person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee will be entitled, in its discretion, to direct that payment of such benefits be deferred until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).
5.8    Acceleration generally prohibited. No acceleration of payments under the Plan shall be permitted except as authorized by the Regulations and approved by the Board in its discretion consistent with such Regulations. Without limiting the generality of the foregoing, distribution may be accelerated as may be necessary to comply with ethics or conflict of interest requirements in accordance with Treasury Reg. § 1.409A-3(j)(4)(iii).
5.9    Delays to comply with Securities and other Laws. Payment may be delayed as the Company or the Committee may determine to be necessary or advisable in order to comply with Federal securities or other applicable laws or as otherwise authorized by applicable Regulations, including Treas. Reg.§ 1.409A-2(b)(7). The balance credited to each of the Participant’s Accounts shall continue to be adjusted pursuant to Section 4.3 during the period of any delay in payment under this Section 5.9, including any delay during the period where the Company or the Committee is determining whether such a delay is necessary or appropriate, up to the last day of the month immediately preceding the date of payment.

ARTICLE VI
ADMINISTRATION

48661396.1

Exhibit 10(e)
6.1    Committee. The Compensation Committee of the Board of Directors (“Compensation Committee”) shall appoint a Management Pension Investment and Oversight Committee (the “Committee”), which shall consist of not less than three persons to serve at the pleasure of the Compensation Committee. Any vacancy on the Committee, arising for any reason whatsoever, shall be filled by the Compensation Committee. The Committee shall hold meetings upon such notice, at such place or places, at such time or times and in such manner (including meetings in which members may participate through teleconferencing or similar means) as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and action by a majority of those present at any meeting at which a quorum is present shall constitute action by the Committee. The Committee may also act without a meeting by instrument in writing signed by a majority of the members of the Committee, or by one or more members to whom the Committee has previously delegated the authority to take such action. No member of the Committee shall be entitled to act on or decide any matter relating specifically to such member.
6.2    Powers and Duties of the Committee. The Committee shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers and discretion necessary to accomplish its purposes, including, but not by way of limitation, the following:
(i)    to select the Funds in accordance with Section 4.2(a) hereof;
(ii)    to construe and interpret the terms and provisions of this Plan;
(iii)    to determine any question arising in the administration, interpretation and application of the Plan, including without limitation questions of fact and of construction;
(iv)    to make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan (including the making of elections thereunder) as are not inconsistent with the terms hereof;
(v)    to compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

48661396.1

Exhibit 10(e)
(vi)    to maintain all records that may be necessary for the administration of the Plan;
(vii)    to correct defects, rectify errors, supply omissions, clarify ambiguities, and reconcile inconsistencies to the extent it deems necessary or desirable to effectuate the Plan;
(viii)    to take all actions necessary for the administration of the Plan, including determining whether to hold or discontinue any insurance policies held by the Company or any Trust; and
(ix)    to make a determination as to the rights of any person to a benefit and to afford any person dissatisfied with such determination the right to an appeal.
The determinations of the Committee shall be conclusive and binding on all persons to the maximum extent permitted by law.
6.3    Delegation of Authority; Appointment of Agents. The Committee may (i) allocate any of its responsibilities, powers and discretion under the Plan to one or more members of the Committee, and (ii) appoint a Plan administrator or any other agent, and delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe. The actions taken by any member or members of the Committee or any other such persons in the exercise of responsibilities, powers and discretion delegated hereunder shall have the same valid and binding effect under the Plan as action by the full Committee.
6.4    Compensation, Expenses and Indemnity.
(a)    The members of the Committee shall serve without compensation for their services hereunder.
(b)    The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.
(c)    To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board of Directors and any

48661396.1

Exhibit 10(e)
delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.
6.5    Disputes.
(a)    Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as “Claimant”) must file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the General Counsel of the Company at its then principal place of business.
(b)    Claim Decision. Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such period. The Company may, however, upon notice to the Claimant within such period, extend the reply period for an additional ninety (90) days for special circumstances.
If the claim is denied in whole or in part, the Company shall inform the Claimant in writing, and set forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Plan on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).
(c)    Request For Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Company. Such request must be addressed to the General Counsel of the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review

48661396.1

Exhibit 10(e)
within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company’s determination.
(d)    Review of Decision. Within sixty (60) days after the Committee’s receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, the decision setting forth the specific reasons for the decision containing specific references to the pertinent provisions of this Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant before the expiration of such period and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.
6.6    Liability, Limited; Indemnification. The members of the Committee and each of them shall be free from all liability, joint and several, for their acts and conduct, and for the acts and conduct of any duly constituted agents. The Company shall indemnify and save them harmless from the effects and consequences of their acts and conduct in such official capacity except to the extent that such effects and consequences flow from their own willful misconduct. Under no circumstances will members of the Committee be personally liable for the payment of Plan benefits.

48661396.1

Exhibit 10(e)
ARTICLE VII
MISCELLANEOUS

7.1    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or the Trust (if any). No assets of the Company or the Trust shall be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan be unfunded for purposes of the Code and within the meaning of Title I of ERISA (notwithstanding that ERISA has no application as such to the Plan). Any payment to a Participant or the Participant’s Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims against the Committee and the Company under the Plan.
7.2    Restriction Against Assignment. The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.
7.3    Amendment, Modification, Suspension or Termination. The Company, acting through the Board of Directors (including through the Compensation Committee of the Board) or through the Committee, may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Accounts, or adversely affect his vested interest therein. A termination of the Plan shall not cause the acceleration of payments under the Plan unless the

48661396.1

Exhibit 10(e)
Committee determines, after consultation with counsel, that the terms and conditions of such termination are within exceptions provided by the Regulations to the general Section 409A prohibition against acceleration. Notwithstanding any other provision of the Plan, the Committee shall have the right and power to adopt any and all such amendments to the Plan as it shall deem necessary or advisable to ensure compliance with Section 409A and the Regulations, including amendments with retroactive effect.
7.4    Governing Law. The Plan shall be construed and governed in all respects according to the laws of the State of New York, where it is adopted, without regard to principles of conflict of laws.
7.5    Data. Any Participant or Beneficiary entitled to benefits under the Plan must furnish to the Committee such documents, evidence, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan, including, without limitation, his or her current mailing address and any other address necessary to effect the making of payment hereunder.
7.6    Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect other provisions of the Plan, and the Plan will be construed and enforced as if such provision had not been included therein.
7.7    Headings. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
7.8    Usage. Whenever applicable, the singular, when used in the Plan, will include the plural and vice versa.
7.9    Grantor Trust Agreement/Change of Control. The powers, rights and duties of the Trustee under any rabbi trust created for the purpose of assisting the Company in meeting its obligations under the Plan shall, following a “Change of Control” as defined in the trust agreement for such Trust, govern and prevail to the extent inconsistent with any of the provisions of the Plan, including without limitation Plan provisions making the Committee’s determinations final and binding. The Company shall make such contributions to such Trust as shall be required under the terms of such trust agreement. Although the principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and Beneficiaries as set forth therein, neither the Participants nor their Beneficiaries shall have any preferred claim on, or any beneficial ownership in, any assets of the Trust

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Exhibit 10(e)
prior to the time such assets are paid to the Participants or Beneficiaries as benefits, and all rights created under this Plan shall be unsecured contractual rights of Plan Participants and Beneficiaries against the Company. Any assets held in the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of insolvency as more fully provided in the trust agreement for the Trust.
7.10    Administrative Processing Considerations. Notwithstanding any other provision of the Plan, it shall be recognized that implementation of the accounting, valuation and distribution procedures required under the Plan is dependent upon the Plan recordkeeper receiving complete and accurate information from a variety of different sources on a timely basis. Since events may occur that interrupt or otherwise interfere with this process, there shall be no guarantee by the Plan that any given information or transaction will be received or processed at the anticipated time and day. If any such events shall occur, any affected transaction will be processed as soon as administratively feasible consistently with the Regulations, without liability to any Participant or Beneficiary by reason thereof.
7.11    Correction of Error. The Committee may adjust the Accounts of any or all Participants in order to correct errors and rectify omissions in such manner as the Committee believes will best result in the equitable and nondiscriminatory administration of the Plan and ensure compliance with Section 409A and the Regulations and/or to make use of such correction procedures as may be established to mitigate or avoid penalties for violation thereof, without liability to any Participant or Beneficiary by reason thereof.

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Exhibit 10(e)
The undersigned, having been duly authorized by the Board or the Committee, hereby executes this Plan as of the 8 day of August , 2018.

By: /s/ Gretchen Zech
    Gretchen Zech
    Senior Vice President and
Chief Human Resources Officer

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Exhibit 10(e)
APPENDIX A
NON-EMPLOYEE DIRECTORS DEFERRED STOCK UNIT PLAN

This Appendix A, which sets forth the provisions applicable to the Arrow Electronics, Inc. Non-Employee Directors Deferred Stock Unit Plan, is incorporated into and forms a part of the Plan. All terms and conditions of the Plan (including definitions) shall apply to this Non-Employee Directors Deferred Stock Unit Plan (the “Stock Unit Plan”) except as expressly provided below:

A.Deferrals: A Participant may elect to defer up to 100% of his or her Compensation to the Stock Unit Plan. Compensation deferred to the Stock Unit Plan will be converted to deferred stock units (“Deferred Stock Units”) reflecting shares of common stock of the Company (“Company Stock”). Each Deferred Stock Unit will reflect the value of one share of Company Stock, and such value will be reflected in each Participant’s Account. Once Compensation is deferred to the Stock Unit Plan and converted to Deferred Stock Units, no changes may be made to the investment of such deferrals and such Deferred Stock Units will not be subject to any Investment Adjustment (but, instead, each Deferred Stock Unit will reflect the value of one share of Company Stock). Deferred Stock Units will not be held in the Trust, but will be reflected on the books of the Company.
B.Automatic Deferrals for First Year of Directorship: For a Director’s first year as a Director, unless the Director elects otherwise prior to becoming a Director, fifty percent (50%) of such Director’s Compensation automatically will be deferred to the Stock Unit Plan.
C.Payment of Deferred Stock Units Upon Death: Upon the death of the Participant, Deferred Stock Units will be paid in a single payment in the form of shares of Company Stock with 30 days following the date of death.
D.Payment of Deferred Stock Units Upon Separation from Service: Deferred Stock Units will be paid in a single payment in the form of shares of Company Stock, upon the distribution date set forth below:

Year of Deferral to Deferred Stock Unit Plan	Distribution Date for Deferred Stock Units
2005 Deferred Stock Units	Distribute within 90 days after Separation from Service
2006 Deferred Stock Units	Distribute within 90 days after Separation from Service
2007 Deferred Stock Units	Distribution within 90 days after Separation from Service
2008 Deferred Stock Units
If age 72 or older at Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2009 Deferred Stock Units	Distribute within 90 days after Separation from Service
2010 Deferred Stock Units	Distribute on one-year anniversary of Separation from Service.

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Exhibit 10(e)

Year of Deferral to Deferred Stock Unit Plan	Distribution Date for Deferred Stock Units
2011 Deferred Stock Units	Distribute on one-year anniversary of Separation from Service.
2012 Deferred Stock Units	Distribute on one-year anniversary of Separation from Service.
2013 Deferred Stock Units
If age 72 or older on Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2014 Deferred Stock Units
If age 72 or older on Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2015 Deferred Stock Units
If age 72 or older on Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2016 Deferred Stock Units
If age 72 or older on Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2017 Deferred Stock Units
If age 72 or older on Separation from Service, distribute on 30th day following Separation from Service
If under age 72 on Separation from Service, distribute on one-year anniversary of Separation from Service

2018 Deferred Stock Units and Deferred Stock Units in all years after 2018	Distribute within 90 days after Separation from Service

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